SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2006

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 19, 2006, SIGA Technologies, Inc. (“SIGA”) received notice from the Nasdaq Stock Market (“NASDAQ”) that for the last 10 consecutive trading days, SIGA’s market value of listed securities has been below the $35,000,000 minimum required for continued inclusion on the Nasdaq Capital Market under Marketplace Rule 4310(c)(2)(B)(ii). In accordance with Marketplace Rule 4310(c)(8)(C), SIGA will be provided with 30 calendar days, until August 18, 2006, to regain compliance. If, at any time before August 18, 2006, the market value of listed securities of SIGA is $35,000,000 or more for a minimum of 10 consecutive business days, NASDAQ will determine if SIGA complies with Marketplace Rule 4310(c)(2)(B)(ii). If compliance with the rule cannot be demonstrated by August 18, 2006, the staff of the NASDAQ Stock Market will provide written notification to SIGA that its securities will be delisted. At that time, SIGA may appeal such determination to a listing qualification panel.

In addition, the NASDAQ notice also stated that, based on SIGA’s Form 10-Q for the period ending March 31, 2006, SIGA no longer complies with Marketplace Rule 4310(c)(2)(B)(i) or (4310)(c)(2)(B)(iii), which require minimum stockholders’ equity of $2,500,000 or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recent completed fiscal years.

SIGA intends to monitor the market value of its listed securities between now and August 18, 2006, and consider available options if its common stock does not trade at a level likely to result in SIGA regaining compliance with the minimum market value requirement.

On February July 25, 2006, SIGA issued a press release announcing that it had received the above described notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  SIGA TECHNOLOGIES, INC.

   By:  /s/ Thomas N. Konatich
    Name: Thomas N. Konatich
Title: Acting Chief Executive Officer
          and Chief Financial Officer

Date: July 25, 2006

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